Exhibit 5.1

1095 Avenue of the Americas New York, NY 10036-6797 +1 212 698 3500 Main +1 212 698 3599 Fax www.dechert.com

November 16, 2023

PaxMedica, Inc.

303 South Broadway, Suite 125

Tarrytown, NY 10591

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to PaxMedica, Inc., a Delaware corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-1, as amended, on the date hereof (and as further amended from time to time, the “Registration Statement”) and the related prospectus contained therein (the “Prospectus”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration and sale by the Company of up to (i) 3,225,806 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”), (ii) warrants (the “Common Stock Purchase Warrants”) to purchase up to 3,225,806 shares of Common Stock, (iii) the shares of Common Stock underlying the Common Stock Purchase Warrants (the “Common Stock Purchase Warrant Shares”), (iv) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 3,225,806 shares of Common Stock, (v) the shares of Common Stock underlying the Pre-Funded Warrants (the “Pre-Funded Warrant Shares”), (vi) placement agent warrants (the “Placement Agent Warrants”) to purchase up to 129,032 shares of Common Stock and (vii) the shares of Common Stock underlying the Placement Agent Warrants (the “Placement Agent Warrant Shares” and, together with the Shares, the Common Stock Purchase Warrants, the Common Stock Purchase Warrant Shares, the Pre-Funded Warrants, the Pre-Funded Warrant Shares and the Placement Agent Warrants, the “Securities”). All of the Securities are to be sold by the Company as described in the Registration Statement and the Prospectus.

This opinion letter is being furnished to the Company in accordance with the requirements of Item 601(b)(5) under Regulation S-K of the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as to the validity of the Securities as set forth below.

In rendering the opinion expressed below, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for rendering the opinion set forth below, including the following documents:

(i)	the Registration Statement and the Prospectus;

(ii)	the Company’s Certificate of Incorporation, as amended to date;

(iii)	the Company’s Amended and Restated Bylaws, as amended to date;

(iv)	a Certificate of Good Standing with respect to the Company issued by the Secretary of State of the State of Delaware, as of a recent date;

(v)	the Form of Securities Purchase Agreement to be entered into by and between the Company and each of the purchasers party thereto (the “Purchase Agreement”);

(vi)	the Form of Common Stock Purchase Warrant;

PaxMedica, Inc.

November 16, 2023

(vii)	the Form of Pre-Funded Warrant;

(viii)	the Form of Placement Agent Warrant; and

(ix)	the resolutions of the board of directors of the Company or a duly authorized committee thereof, relating to, among other things, (a) the authorization and approval of the preparation and filing of the Registration Statement; (b) the issuance and sale of the Securities; and (c) the authorization to enter into the transactions described above.

As to the facts upon which this opinion is based, we have relied, to the extent we deem proper, upon certificates of public officials and certificates and written statements of agents, officers, directors, employees and representatives of, and accountants for, the Company and we have assumed in this regard the truthfulness of such certifications and statements. We have not independently established the facts so relied on.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents, the conformity to original documents of all documents submitted to us as copies, the legal capacity of natural persons who are signatories to the documents examined by us and the legal power and authority of all persons signing on behalf of the parties to all documents (other than the Company). We have further assumed that there has been no oral modification of, or amendment or supplement (including any express or implied waiver, however arising) to, any of the agreements, documents or instruments used by us to form the basis of the opinion expressed below.

We have further assumed that the Securities will be issued and sold in the manner stated in the Registration Statement and the Prospectus, and in compliance with the applicable provisions of the Securities Act and the rules and regulations of the Commission thereunder and the securities or blue sky laws of various states and the terms and conditions of the Purchase Agreement.

On the basis of the foregoing and subject to the assumptions, qualifications and limitations set forth in this letter, we are of the opinion, as of the date hereof, that

1.	the Securities have been duly authorized for issuance by the Company;

2.	the Shares, when duly registered on the books of the transfer agent and registrar in the name and on behalf of the purchasers and when issued and sold by the Company and delivered against payment therefor in accordance with the terms of the Purchase Agreement and the Prospectus, will be validly issued, fully paid and non-assessable;

3.	the Common Stock Purchase Warrants, when duly executed, delivered, issued and sold by the Company and delivered against payment therefor in accordance with the terms of the Purchase Agreement and the Prospectus, such Common Stock Purchase Warrants will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms;

4.	the Common Stock Purchase Warrant Shares, when duly registered on the books of the transfer agent and registrar in the name and on behalf of the holders and when issued and delivered by the Company upon exercise and payment of the exercise price of the Common Stock Purchase Warrants will be validly issued, fully paid and non-assessable;

5.	the Pre-Funded Warrants, when duly executed, delivered, issued and sold by the Company and delivered against payment therefor in accordance with the terms of the Purchase Agreement and the Prospectus, such Pre-Funded Warrants will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms;

PaxMedica, Inc.

November 16, 2023

6.	the Pre-Funded Warrant Shares, when duly registered on the books of the transfer agent and registrar in the name and on behalf of the holders and when issued and delivered by the Company upon exercise and payment of the exercise price of the Pre-Funded Warrants will be validly issued, fully paid and non-assessable;

7.	the Placement Agent Warrants, when duly executed, delivered, issued and sold by the Company and delivered against payment therefor in accordance with the terms of the Purchase Agreement and the Prospectus, such Placement Agent Warrants will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; and

8.	the Placement Agent Warrant Shares, when duly registered on the books of the transfer agent and registrar in the name and on behalf of the holders and when issued and delivered by the Company upon exercise and payment of the exercise price of the Placement Agent Warrants will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the laws of the State of New York and the General Corporation Law of the State of Delaware, as in effect on the date hereof. We are members of the bar of the State of New York. We express no opinion concerning the laws of any other jurisdiction, and we express no opinion concerning any state securities or “blue sky” laws, rules or regulations, or any federal, state, local or foreign laws, rules or regulations relating to the offer and/or sale of the Securities. The opinions expressed herein are based upon the law as in effect and the documentation and facts known to us on the date hereof.

This opinion letter has been prepared for your use solely in connection with the Registration Statement and the Prospectus. We assume no obligation to advise you of any changes in the foregoing after the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus under the caption “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission thereunder.

This Opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose, except as expressly provided in the preceding paragraph. This Opinion is furnished as of the date hereof and we disclaim any undertaking to update this Opinion after the date hereof or to advise you of any subsequent changes of the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,
/s/ Dechert LLP